DatChat Launches Rewards Program

NEW BRUNSWICK, N.J., Nov. 30, 2021 (GLOBE NEWSWIRE) -- DatChat, Inc. ("DatChat") (Nasdaq: DATS), a communications and social media company that gives users the ability to communicate, share, and post with privacy and screenshot protection, today announced the release of the Nirad Points Rewards Program (NRD), with the first 1 million users receiving 10,000 NRD Points.

Using a "Proof of Participation" protocol, users can earn NRD Points through active participation on the DatChat Social Network+ platform, including creating an account, daily login, adding friends, allowing advertisements, and growing your DatChat network. NRD Points may be used for premium services, upgrades, and ecommerce on the DatChat Social Network+ platform. The first 10 million users on the DatChat Social Network+ platform will receive a grant of NRD points for creating and maintaining an account. Users can keep track of the rewards they earn in the Nirad Wallet, found on the DatChat Social Network+ app. The Company is also considering and exploring the feasability of having NRD Points be convertible into tokens, following the launch of the DatChat Blockchain, subject to legal requirements and the terms of service for the Rewards Program. This feature would allow holders to show “Proof of Stake” on the DatChat blockchain.

"We see this as a unique opportunity to vastly accelerate the growth of the DatChat platform by attracting new users that understand and appreciate the importance of blockchain and privacy technology," said Darin Myman, CEO of DatChat. “The Nirad will underpin our blockchain network and power our platform through the engagement of our community."

Exchangeable for paid services and enhancements within the DatChat ecosystem, NRD Points can only be earned through participation, not purchased, and founders and employees of DatChat will receive no points that they do not earn through activity on the DatChat platform.

As of today, the Nirad Points Reward Program is active on the DatChat platform. The DatChat Social Network+ app is available as a free download for iOS and Android.

About DatChat, Inc.

DatChat Inc. is a blockchain, cybersecurity, and social media company that not only focuses on protecting privacy on personal devices, but also protects user information after it is shared with others. The DatChat Messenger & Private Social Network presents technology that allows users to change how long their messages can be viewed before or after users send them, prevents screenshots, and hides encrypted photos in plain sight on camera rolls. DatChat's patented technology offers users a traditional texting experience while providing control and security for their messages. With DatChat Messenger, a user can decide how long their messages last on a recipient's device, while feeling secure that, at any time, they can delete individual messages or entire message threads, making it like the conversation never happened.

Forward-Looking Statements

Certain statements in this press release constitute "forward-looking statements" within the meaning of the federal securities laws. Words such as "may," "might," "will," "should," "believe," "expect," "anticipate," "estimate," "continue," "predict," "forecast," "project," "plan," "intend" or similar expressions, or statements regarding intent, belief, or current expectations, are forward-looking statements. While the Company believes these forward-looking statements are reasonable, undue reliance should not be placed on any such forward-looking statements, which are based on information available to us on the date of this release. These forward-looking statements are based upon current estimates and assumptions and are subject to various risks and uncertainties, including without limitation those set forth in the Company's filings with the SEC, not limited to Risk Factors relating to its business contained therein. Thus, actual results could be materially different. The Company expressly disclaims any obligation to update or alter statements whether as a result of new information, future events or otherwise, except as required by law.

Contacts:

Investor Relations contact:
Alex Thompson, John Yi
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com

Press contact:
Natalie Balladarsch
Gateway Group, Inc.
(949) 574-3860
DATS@gatewayir.com